Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Grant Thornton LLP 1801 California St., Suite 3700 Denver, CO 80202 T 303.813.4000 F 303.839.5711 www.GrantThornton.com

Restoration Robotics, Inc.

We have issued our report dated March 5, 2018, with respect to the consolidated financial statements of Restoration Robotics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Denver, Colorado

March 5, 2018